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                                                                   EXHIBIT 10(e)
                                    FORM OF
                                    -------
                            NON-EMPLOYEE DIRECTORS'
                            -----------------------
                       RETIREMENT COMPENSATION AGREEMENT
                       ---------------------------------
                 (As Amended & Restated Effective July 1, 1994)

     THIS NON-EMPLOYEE DIRECTOR'S RETIREMENT COMPENSATION AGREEMENT (this "Agreement") is made and entered into as of the 1/st/ day of July, 1994, as an amendment and restatement of the Agreement, which was originally effective as of August 7, 1989, by and between REPUBLIC GROUP INCORPORATED, a Delaware corporation (hereinafter called the "Corporation") and _____________-(hereinafter called "Non-Employee Director").

W I T N E S S E T H :
- - - - - - - - - -

     WHEREAS, during recent months the non-employee directors of the Corporation have been called upon to provide more service and guidance to the Corporation than is customarily expected of non-employee directors of public corporations and than was contemplated when the fees to be paid to non-employee directors of the Corporation were fixed;

     WHEREAS, the Corporation desires to compensate Non-Employee Director for the performance of these extraordinary services;

     WHEREAS, the Corporation has been contemplating adoption of additional compensation arrangements for its non-employee directors, for several years.

     WHEREAS, the Corporation also desires to create an additional incentive for Non-Employee Director to remain on the Board of Directors of the Corporation;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein and other good and valuable consideration, the parties hereto agree as follows:

     1. Non-Employee Director agrees to serve as a member of the Board of Directors of the Corporation until the Corporation's 1991 Annual Meeting of Stockholders or until such earlier date as (a) Non-Employee Director shall be unable to serve due to his death, permanent disability or serious illness, (b) Non-Employee Director shall be removed from the Board of Directors or requested (by a resolution of the Board of Directors of the Corporation) to resign from the Board of Directors due to his serious neglect or misconduct in the discharge of his duties and responsibilities as a director of the Corporation or his commission of any criminal act or act of dishonesty, (c) Non-Employee Director is not nominated by the Board of Directors to stand for election at an Annual Meeting of Stockholders, or (d) Non-Employee Director is not elected to the Board of Directors at an Annual Meeting of Stockholders.

     2. Subject to the provisions of paragraph 3 hereof, if Non-Employee Director's service as a member of the Board of Directors of the Corporation shall terminate after he completes three or more years of service on the Board of Directors, Non-Employee Director or his estate shall be entitled to receive from the Corporation, and the Corporation shall be obligated
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to pay to Non-Employee Director or his estate, a retirement payment (the
"Retirement Payment") equal to the sum of (a) the amount then being paid annually to non-employee directors of the Corporation for service on the Board of Directors and any committee thereof on which Non-Employee Director is serving on the date his service on the Board of Directors terminates, (b) $500 for each year or part thereof between 1967 and 1985, inclusive, during which he was a director, (c) $1,000 for each year or part thereof between 1986 and 1993, inclusive, during which he was a director, and (d) $1,500 for each year or part thereof beginning in 1994 and thereafter during which he was a director. The Retirement Payment shall be due and payable to Non-Employee Director or his estate at the Corporation's principal executive offices one-hundred eighty (180) days after his service on the Board of Directors shall terminate, upon the delivery by Non-Employee Director to the Corporation of his written certificate and agreement that he has complied and will comply with the provisions of Paragraphs 3(c) and 3(d) of this Agreement.

     3. The Corporation shall not be obligated to pay the Retirement Payment to Non-Employee Director or his estate and Non-Employee Director or his estate shall not be entitled to receive the Retirement Payment, and in the event the Corporation shall have paid the Retirement Payment to Non-Employee Director prior to the occurrence of or prior to discovering the occurrence of any of the following, upon written demand by the Corporation, Non-Employee Director shall immediately repay the Retirement Payment to the corporation, if:

          (a) Non-Employee Director shall fail to perform his obligations under Paragraph 1 of this Agreement;

          (b) Non-Employee Director shall be removed or requested (by a resolution of the Board of Directors of the Corporation) to resign from the Board of Directors due to his serious neglect or misconduct in the discharge of his duties and responsibilities as a director of the Corporation or his commission of any criminal act or act of dishonesty;

          (c) during the term of this Agreement and for the one year period beginning upon the date Non-Employee Director's service on the Board of Directors terminates, Non-Employee Director shall, directly or indirectly, own (excluding ownership of five percent (5%) or less of the voting stock of a publicly-held corporation), manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, or director of, any business which, or any business organization, any part of which, competes with the Corporation or any of its subsidiaries and engages in the manufacture or sale of gypsum wallboard, recycled paperboard products or corrugated containers in the continental United States, without the written consent of the Board of Directors; or

          (d) Non-Employee Director shall disclose to any person any non-public, confidential or proprietary information regarding the Corporation without the written consent of the Board of Directors unless such information becomes known to the public through no fault of Non-Employee Director or is required to be disclosed by applicable law.
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     4.   If any of the provisions, or portions thereof, of this Agreement  are held to be unenforceable or invalid by a court of competent jurisdiction, the enforceability and validity of the other provisions, or portions thereof, of this Agreement shall not be affected thereby. Any provision, or portion thereof, so held unenforceable or invalid shall be reformed by such court to reflect the construction most nearly approximating the intent of the original provision, or portion thereof, of this Agreement which shall be valid and enforceable, and the parties hereby agree to such provision as reformed.

     5. Unless it is clear that a successor to the Corporation is bound by operation of law by all terms and provisions of this Agreement, the Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by agreement in form and substance satisfactory to the Non-Employee Director, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform hereunder if no such succession had taken place. Failure of the Corporation to obtain such agreement, if required, prior to the effectiveness of any such succession shall be a breach of this Agreement and shall constitute an event entitling the Non-Employee Director to payment of the Retirement Payment immediately prior to the consummation of any such purchase, merger, consolidation or other transaction.

     6. As used in this Agreement, "Corporation" shall mean the Corporation as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in Paragraph 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     7. The Board of Directors of the Corporation shall determine in its sole discretion whether Non-Employee Director is unable to serve as a director of the Corporation by reason of his permanent disability or serious illness and whether Non-Employee Director shall have been removed from the Board of Directors or requested to resign from the Board of Directors due to his serious neglect or misconduct in the discharge of his duties and responsibilities as a director of the Corporation or his commission of any criminal act or act of dishonesty.

     8. This Agreement and all rights of the parties hereto hereunder shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and assigns; provided, however, that the Non-Employee Director shall not have any right to
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pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement, and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. If the Non-Employee Director should die while any amounts would still be payable to him pursuant to this Agreement if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Non-Employee Director's estate.
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     9.   This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and the parties hereto submit to the jurisdiction of the State of Texas for the settlement of any disputes hereunder.

     10. This Agreement sets forth all of the promises, covenants, agreements, conditions and understandings between the parties hereto and supersedes all prior and contemporaneous agreements and understandings, expressed or implied, oral or written. This Agreement may be modified or amended only by a writing signed by both parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        REPUBLIC GROUP INCORPORATED


                                        By:   __________________________________
                                              Phil Simpson
                                              Chairman of the Board and Chief
                                              Executive Officer


                                        NON-EMPLOYEE DIRECTOR

                                        Name: __________________________________